THE PILLAR FUNDS
                      FORM OF INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made this _____ day of __________, 2001, by and between The Pillar Funds, a Massachusetts business trust (the "Trust"), and Fleet Investment Advisors Inc. (the "Adviser"), a wholly-owned subsidiary of FleetBoston.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies; and

         WHEREAS, the Trust has retained SEI Mutual Fund Services, Inc. (the "Administrator") to provide administration of the Trust's operations, subject to the control of the Board of Trustees;

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory services with respect to its Balanced Fund, Equity Growth Fund, Equity Income Fund, Equity Index Fund, Equity Value Fund, Fixed Income Fund, High Yield Bond Fund, Institutional Select Money Market Fund, Intermediate-Term Government Securities Fund, International Equity Fund, Mid Cap Fund, New Jersey Municipal Securities Fund, Pennsylvania Municipal Securities Fund, Prime Obligation Money Market Fund, Tax-Exempt Money Market Fund, U.S. Treasury Securities Money Market Fund, U.S. Treasury Securities Plus Money Market Fund and such other portfolios as the Trust and the Adviser may hereafter agree upon from time to time (the "Portfolios"), and the Adviser is willing to render such services:

         NOW, THEREFORE, in consideration of mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. APPOINTMENT AND DUTIES OF ADVISER. The Trust hereby appoints the Adviser to provide investment advisory services to the Portfolios for the period and on the terms set forth in this Agreement.

                  A. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event that the Trust establishes one or more additional portfolios in the future with respect to which it desires that the Adviser furnish investment advisory services hereunder, the Trust so shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement, it shall notify the Trust in writing whereupon such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolios named above in the recitals except to the extent that said provisions (including those relating to the compensation payable by the Trust to the Adviser) are modified with respect to such Portfolios in writing by Trust and the Adviser.

                  B. Subject to supervision by the Trust's Board of Trustees, the Adviser shall manage the investment operations of the Portfolios and the composition of the Portfolios, including the purchase, retention and disposition thereof, in accordance with the Portfolios' investment objectives, policies and restrictions as stated in the Portfolios' Prospectus (such Prospectus and the Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following:

                  (1) The Adviser shall determine from time to time what investments and securities will be purchased, retained or sold by the Portfolios, and what portion of the assets will be invested or held uninvested in cash.

                  (2) In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

                  The Adviser agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

                  C. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that any person providing investment advisory services to the Portfolios shall be approved in accordance with the provisions of the 1940 Act. Each such sub-adviser is hereinafter referred to as a "Sub-Adviser".

                  Notwithstanding the approval of any such Sub-Adviser(s), however, in carrying out its obligations hereunder the Adviser shall in all events:

                  (a) determine, either in its sole discretion or jointly with the Sub-Adviser(s), country and regional investment allocation guidelines for the Portfolios, as well as investment hedging guidelines, if any;

                  (b) establish and monitor general investment criteria and policies for the Portfolios;

                  (c) review investments in the Portfolios on a periodic basis for compliance with the Portfolios' investment objective, policies and restrictions as stated in the Prospectus;

                  (d) review on a periodic basis the policies established by the Sub-Adviser(s) for the Portfolios with respect to the placement of orders for the purchase and sale of Portfolios securities;

                  (e) review, monitor, analyze and report to the Board of Trustees on the performance of the Sub-Adviser(s);

                  (f) furnish to the Board of  Trustees  or the  Sub-Adviser(s),
                  reports,   statistics  and  economic  information  as  may  be
                  requested; and

                  (g) recommend, either in its sole discretion or in conjunction with the Sub-Adviser(s), potential changes in investment policy.

          2. PORTFOLIO TRANSACTIONS. The Adviser shall place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolios' Registration Statement and Prospectus or as the Board of Trustees may direct from time to time, in conformity with federal securities laws. In providing the Portfolios with investment advisory services, the Adviser shall give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Adviser's other clients may be a party. It is understood that it is desirable for the Portfolios that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at higher cost to the Portfolios than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Portfolios with such brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser (or a Sub-Adviser) in connection with the Adviser's (or Sub-Adviser's) services to other clients.

                  On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Portfolios as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Portfolios and to such other clients.

         3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets. The fee shall be based on the average daily net assets for the month involved.

                  All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         4.       OTHER  EXPENSES.   The  Adviser  shall  pay  all  expenses  of
                  preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, and sales literature to prospective clients to the extent these expenses are not borne by the Trust under a distribution plan adopted pursuant to Rule 12b-1.

         5. EXCESS EXPENSES. If the expenses for the Portfolios for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which Shares of the Portfolios are qualified for offer and sale, the Adviser shall bear such excess cost.

                  However, the Adviser shall not bear expenses of the Portfolios which would result in the Portfolios' inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Adviser for such month pursuant to
                  Section 3 and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

         6. REPORTS. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

         7. STATUS OF ADVISER. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and shall be surrendered promptly to the Trust on request.

          9. LIMITATION OF LIABILITY OF ADVISER. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission by the Adviser or by any Sub-Adviser in carrying out its duties hereunder or under any sub-investment advisory agreement, except a loss resulting from the Adviser's own willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard by the Adviser of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents (but not the Sub-Adviser) of the Adviser as well as that corporation itself).

          10. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

          11. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof with respect to the Portfolios listed in the recitals, and with respect to any additional Portfolios added pursuant to Section 1 hereof, on the date of receipt by the Trust of notice from the Adviser in accordance with said Section that the Adviser is willing to serve as investment adviser with respect to such Portfolios, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1 hereof) has been approved by the shareholders of the Portfolios in accordance with the requirements of the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect with respect to each Portfolio for two years. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Portfolio for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and
                  (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio; provided, however, that if the shareholders of the Portfolio fail to approve the continuation of its Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

                  As used in this Section 11, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         12. AMENDMENT. The terms or provisions of this Agreement may be amended, modified or waived in writing if such amendment, modification or waiver is approved by the affirmative vote or action by written consent of the Board of Trustees of the Trust and by the Adviser in accordance with the 1940 Act; provided, that an amendment, modification or waiver shall also be approved by the shareholders of the Trust if shareholder approval is required by the 1940 Act and the rules and regulations thereunder.

         13. NOTICE. Any notice required or permitted to be given by either party to the other shall be delivered or mailed: if to the Trust, at One Freedom Valley Drive, Oaks, PA 19456 and if to the Adviser: at 101 Federal Street, Boston, MA 02109. Either party may change its address for notices hereunder by giving notice of such change to the other party in accordance with this Section 13.

         14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. GOVERNING LAW. This Agreement shall be construed in accordance with laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

The Pillar Funds                            Fleet Investment Advisors, Inc

By:                                         By:

-------------------------------             -------------------------------

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                               DATED _____________
                                     BETWEEN
                                THE PILLAR FUNDS
                                       AND
                         FLEET INVESTMENT ADVISORS INC.

Pursuant to Article 3, the Trust shall pay the Advisor compensation at an annual rate as follows:

                                PORTFOLIO             FEE (IN BASIS POINTS)
----------------------------------------------- --------------------------------

Balanced Fund                                               0.75%
Equity Growth Fund                                          0.75%
Equity Income Fund                                          0.75%
Equity Index Fund                                           0.75%
Equity Value Fund                                           0.75%
Fixed Income Fund                                           0.60%
High Yield Bond Fund                                        0.60%
Institutional Select Money Market Fund                      0.10%
Intermediate-Term Government Securities Fund                0.60%
International Equity Fund                                   1.00%
Mid Cap Fund                                                0.75%
New Jersey Municipal Securities Fund                        0.60%
Pennsylvania Municipal Securities Fund                      0.60%
Prime Obligation Money Market Fund                          0.35%
Tax-Exempt Money Market Fund                                0.35%
U.S. Treasury Securities Money Market Fund                  0.35%
U.S. Treasury Securities Plus Money Market Fund             0.15%